UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2010
Date of Report (Date of earliest event reported)

MERCER GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52660	20-1769847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15710 W. Colfax Avenue, Suite 201 Golden, CO	80401
(Address of principal executive offices)	(Zip Code)

(303) 235-8099
Registrant's telephone number, including area code

URANIUM INTERNATIONAL CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on June 22, 2010, the board of directors of Mercer Gold Corporation (the "Company") accepted the consent of David Shaw as a director of the Company. Further, effective on June 23, 2010 the board of directors of the Company accepted the consent of Edward Flood as a director of the Company.

As a result, the Company's current executive officers and directors are as follows:
Name	Position
Rahim Jivraj	President, Chief Executive Officer & Director
William D. Thomas	Secretary/Treasurer, Chief Financial Officer and & Director
Devinder Randhawa	Director
Keith Laskowski	Director
David Shaw	Director
Edward Flood	Director

About David Shaw

Dr. Shaw graduated in 1973 from the University of Sheffield, England, with a B.Sc. (Sp. Hons.) in geology, followed by a Ph.D. in structural geology from Carleton University, Ottawa, Canada. Since completing his doctorate, Dr. Shaw has worked both in the technical and financial communities within the resource industry.

Dr. Shaw spent seven years with Chevron Resources in Calgary and Vancouver, Canada (1979 and 1981-1987), employed initially as an in-house structural consultant on both metal and hydrocarbon exploration programs, and then as a member of a hydrocarbon project financial evaluation team. Upon leaving Chevron, Dr. Shaw initiated and developed the Resource Research Group at Charlton Securities Ltd., Calgary, before assuming the position of Senior Mining Analyst, Corporate Finance, at Yorkton Securities Inc., in Vancouver (1991-1997). Throughout Dr. Shaw's career, he has built strong relationships with European financial institutions and the global mining community.

Dr. Shaw was employed as the Chief Executive Officer of Colombia Gold plc, a private United Kingdom company that was engaged in precious metal exploration in Colombia, which was sold to Medoro Resources in 2010. In addition, from 2005 to the present, Dr. Shaw has served on the board of directors of First Majestic Silver Corp. (TSX: FR) and serves as President of Albion Petroleum Ltd. (TSX-V: ABP.H).

The Company's Board of Directors has determined that Dr. Shaw should serve as a director given his expertise as a geologist and his experience serving as an officer and director of other resource companies.

About Edward Flood

Mr. Flood has over 35 years of experience in international mining and was previously the Deputy Chairman of Ivanhoe Mines Ltd. (TSX, NYSE, NASDAQ: IVN) and its founding President.

Prior to joining Ivanhoe Mines Ltd., Mr. Flood was a principal at Robertson Stephens & Co., an investment bank in San Francisco, where he was a member of the investment team for the Contrarian Fund, a public mutual fund focused on natural resource development projects around the world. Mr. Flood has held the position of senior mining analyst with a prominent Canadian securities firm and holds both a bachelor's and master's degree in geology.

Mr. Floor currently serves as Chairman of each of Western Uranium Corp. (TSX-V: WUC) and Western Lithium Canada Corporation (TSX-V: WLC). Mr. Flood was Managing Director, Investment Banking, of Haywood Securities (UK) Ltd., from March 2007 to February 2010.

The Company's Board of Directors has determined that Mr. Flood should serve as a director given his experience in the mining and finance sectors as well as his experience serving as an officer and director of other resource companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MERCER GOLD CORPORATION
DATE: June 25, 2010.	"William D. Thomas" William D. Thomas Chief Financial Officer, Secretary, Treasurer and director

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